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                                                                  EXHIBIT 23.2
                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 33-33862 of Suprema Specialties, Inc. on Form S-2 of our report dated October 5, 1993, included in the Annual Report on Form 10-K of Suprema Specialties, Inc. for the year ended June 30, 1995 which is incorporated herein by reference, and to the use of our report dated October 5, 1993, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

May 14, 1996
Parsippany, New Jersey